UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act 1934

Date of Report (Date of earliest event reported):    July 1, 2011

IntegraMed America, Inc,
(Exact name of registrant as specified in charter)

Delaware
(State of other jurisdiction of incorporation)

0-20260	6-1150326
(Commission file Number)	(IRS Employer Identification No.)

Two Manhattanville Road, Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone no. including area code: (914) 253-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b)
□	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2011, the Board of Directors of IntegraMed America, Inc. (the “Company”) elected Mr. Michael C. Howe as a member of the Board of Directors.  Mr. Howe’s term will expire at the Company’s next annual meeting of stockholders to be held in 2012. Mr. Howe’s appointment expands the Company’s Board to seven Directors.

Since 2008, Mr. Howe has been the principal of Howe Associates, a management consulting company in Minneapolis. From 2005 to 2008, Mr. Howe was CEO of MinuteClinic. From 1999 to 2004, Mr. Howe served as CEO of Arby’s. Mr. Howe has also held various senior-level positions at companies including Triarc Restaurant Group, PepsiCo and Procter & Gamble.

He earned his Bachelor’s degrees in Business Administration and Accounting from the University of Minnesota at Duluth.

There are no prior arrangements or understandings between Mr. Howe, and any other person regarding Mr. Howe’s election to the Board. The Board has not made any determinations yet regarding which committees of the Board, if any, to which Mr. Howe will be appointed. Mr. Howe’s compensation as a Board member will be in accordance with the standard Board compensation arrangement set forth in IntegraMed’s proxy statement filed with the SEC on April 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntegraMed America, Inc. (Registrant)

Date: July 7, 2011	By:	/s/Claude E. White
Claude E. White Vice President, General Counsel andSecretary